INCORPORATED UNDER THE LAWS OF THE STATE OF IDAHO

"The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."


NUMBER                                                      SHARES


________                                                    _______

                                                       CUSIP NO. 29403v10 3


                        ENVIRO VORAXIAL TECHNOLOGY, INC.

50,000,000 AUTHORIZED SHARES           $.001 PAR VALUE       NON-ASSESSABLE


This Certifies that ____________________


is the record holder of     *ONE HUNDRED THOUSAND*


shares of         ENVIRO VORAXIAL TECHNOLOGY, INC.                Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the

Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

dated 6/13/96


/s/ illegible                                       Alberto Di. Bella
-------------                                       -----------------
  SECRETARY                                            PRESIDENT


CORPORATE
SEAL

ENVIRO VORAXIAL TECHNOLOGY, INC.

IDAHO


COUNTERSIGNED AND REGISTERED
TRANSECURITIES INTERNATIONAL, INC.
SPOKANE, WA

By: /s/ illegible
---------------------
AUTHORIZED SIGNATURE